Exhibit 99.1

NEOVOLTA, INC.

NASDAQ: NEOV

NeoVolta Reports Fourth Quarter and Fiscal Year 2026 Financial Results

58% year-over-year revenue growth to $13.3 million revenue in fiscal year 2026

U.S. BESS manufacturing facility progressing to production ramp-up

SK ON collaboration accelerates capacity expansion with 2027-2031 U.S. domestic cells supply

San Diego, CA – Sep 23, 2026 – NeoVolta Inc. (NASDAQ: NEOV) (“NeoVolta” or the “Company”), a U.S.-based energy technology company delivering scalable energy storage solutions, today announced financial results for the fourth quarter and fiscal year ended June 30, 2026.

Fourth Quarter and Fiscal Year 2026 Financial Highlights

•	Fiscal year 2026 revenue increased 58% year-over-year to $13.3 million, compared to $8.4 million in fiscal year 2025, reflecting the Company's expansion beyond its historical residential base.

•	Fourth quarter revenue was approximately $13.5 thousand, compared to $4.8 million in the fourth quarter of fiscal year 2025, reflecting a substantial decline in residential and traditional installer-channel sales following federal tax law changes in early calendar year 2026.

•	GAAP net loss of $21.5 million, or $(0.55) per share, for fiscal year 2026, compared to a net loss of $5.0 million, or $(0.15) per share, for fiscal year 2025. Fourth quarter GAAP net loss was $11.7 million, compared to $1.6 million in the fourth quarter of fiscal year 2025. Fourth quarter GAAP net loss increase was primarily driven by a $3.9 million provision for credit losses and bad debt expenses and $1.1 million of residential inventory obsolescence reserve.

•	Adjusted EBITDA of $(12.8) million for fiscal year 2026, compared to $(2.6) million for fiscal year 2025. Fourth quarter Adjusted EBITDA was $(8.0) million, compared to $(0.7) million in the fourth quarter of fiscal year 2025. This is the first period for which the Company is disclosing Adjusted EBITDA as a supplemental non-GAAP measure.[1]

•	Cash and cash equivalents of $22.2 million as of June 30, 2026, plus $3.2 million of restricted cash, for total cash, restricted cash and cash equivalents of $25.4 million, following the Company’s May 2026 public offering.

•	Fiscal year 2026 marked the completion of the Company’s transformation into a multi-market energy storage platform, anchored by the U.S. BESS manufacturing joint venture, NeoVolta Power LLC.

1Adjusted EBITDA is a non-GAAP financial measure. See "Non-GAAP Financial Measures" and the accompanying reconciliation table for further information.

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Business Highlights

Fiscal year 2026 was a transformational year for NeoVolta.

•	Launch of NeoVolta Power, LLC, the Company’s 80%-owned Pendergrass, Georgia utility and C&I scale energy storage manufacturing joint venture.

•	Receipt of a formal opinion confirming Foreign Entity of Concern (FEOC) compliance for the Pendergrass facility, the NVApex 5MWh BESS and the NVWave residential product, positioning our products’ eligibility under IRA Section 48E.

•	Expansion of the Company’s commercial pipeline into utility-scale and C&I markets, including a non-binding letter of intent (“LOI”) with Infinite Grid Capital (“IGC”) for approximately 1.1 GWh (representing approximately $200 million in potential deployments) of utility-scale battery systems. Pursuing the LOI, in September, NeoVolta Power entered into a binding capacity reservation agreement with IGC to provide BESS for North Ontario Edge AI datacenter projects for calendar year 2027.

•	Appointment of Jing Nealis as Chief Financial Officer, effective May 18, 2026, further strengthening the Company’s executive leadership team ahead of the production ramp.

•	Subsequent to fiscal year-end, on August 31, 2026, NeoVolta Power announced a five-year strategic supply and manufacturing collaboration with SK On. The collaboration includes a signed agreement for SK On to supply 9 GWh of U.S.-manufactured LFP battery cells to NeoVolta Power from 2027 through 2031, as well as a framework for broader collaboration under which SK On would supply an additional 9 GWh of LFP cells and purchase energy storage packs manufactured by NeoVolta Power from 2027 through 2031. Together, the signed agreement and broader framework are expected to support up to 18 GWh of combined activity between the companies.

Fiscal Year 2027 Key Milestones

•	Complete Site Acceptance Test and commissioning of the Pendergrass, Georgia facility, with production ramp underway from the second quarter of fiscal year 2027.

•	Conversion of non-binding utility-scale and C&I pipeline into binding orders, including the Infinite Grid Capital letter of intent as well as progress toward future order documents contemplated by the broader SK On pack-manufacturing collaboration.

•	Progress toward a second Pendergrass production line, which could scale site capacity toward 8 GWh of annual BESS production capacity in calendar year 2028, supported by the signed SK On cell-supply agreement and the broader pack-manufacturing collaboration framework.

•	Capital allocation priorities for fiscal year 2027 are focused on funding working capital for the production ramp and investment in the second production line. Subsequent to June 30, 2026, the Company entered into a senior secured term loan facility providing $20 million (less an original issue discount of $1.0 million) in initial funding with the potential to increase the aggregate loan commitment by up to an additional $10 million upon mutual agreement of the Company and participating lenders. The facility complements the Company’s broader capital formation strategy to fund the rapid growth in the coming quarters.

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Fiscal year 2026 was the year NeoVolta advanced its transformation from a residential battery energy storage company into a multi-market residential, C&I and utility energy storage platform. While our fourth quarter results reflect a difficult period for the U.S. residential energy storage market, we believe we have positioned the company for significant growth with the Pendergrass facility on track to start production ramp-up in the second quarter of fiscal year 2027.

“More importantly, fiscal 2026 was defined by the progress we made at Pendergrass. Our facility is advancing through commissioning and production-ramp activities, and our strategic collaboration with SK On supports our long-term capacity-expansion plans through a multi-year U.S.-manufactured LFP cell-supply agreement and broader pack-manufacturing collaboration. Combined with the growth of our utility-scale and C&I pipeline, we believe NeoVolta enters fiscal year 2027 with a stronger platform to execute our growth strategy,” said Ardes Johnson, Chief Executive Officer of NeoVolta.

“Beginning this quarter, we are introducing Adjusted EBITDA as a supplemental disclosure to provide investors with greater visibility into our underlying operating performance as our business grows. Our balance sheet was strengthened by the completion of our May offering, and subsequent to year-end, we entered into a senior secured term loan facility that provides additional capital for working capital and general corporate purposes. As we enter fiscal year 2027, our focus is on disciplined execution of the Pendergrass production ramp and converting commercial opportunities into durable growth,” said Jing Nealis, Chief Financial Officer of NeoVolta.

Conference Call Information

NeoVolta will host a conference call and webcast on Wednesday, September 23, 2026, at 5:00 p.m. Eastern Time to discuss its fourth quarter and fiscal year 2026 financial and operating results. Management will also discuss recent operational progress and strategic priorities, followed by a question-and-answer session.

•	Date: Wednesday, September 23, 2026

•	Time: 5:00 pm ET

•	Dial-in: +1 (201) 389-0908

•	Webcast and accompanying slide presentation: Registration Link

A telephonic replay will be available from 9:00 p.m. Eastern Time on September 23, 2026, through Wednesday, October 7, 2026. To access the replay, dial +1 (412) 317-6671 and enter replay PIN 13762483.

The webcast replay and accompanying presentation will be available on the Investor Relations section of the Company’s website at neovolta.com/investors.

About NeoVolta

NeoVolta is an innovator in energy storage solutions dedicated to advancing reliable, high-performance power infrastructure for residential, commercial, and utility applications. With a focus on scalable technology, domestic manufacturing, and strategic partnerships, NeoVolta is positioned to support the accelerating transition toward resilient energy systems.

For more information, visit www.neovolta.com.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the production ramp and first commercial production at the Company’s Pendergrass, Georgia facility, potential development of a second Pendergrass production line and the scaling of annual production capacity, the SK Battery America supply agreement and related pack collaboration, expected recovery in residential volumes, conversion of pipeline opportunities into binding orders (including the non-binding Infinite Grid Capital letter of intent), the Company’s senior secured term loan facility, and the Company’s fiscal year 2027 outlook. These statements are based on current expectations and assumptions that are subject to risks and uncertainties, and actual results may differ materially. Factors that could cause actual results to differ include, among others, risks related to the Company’s manufacturing ramp and facility commissioning, joint venture execution, customer order conversion, residential market conditions, changes in federal tax policy or IRA incentive programs, supply arrangements including the SK Battery America collaboration, availability and terms of additional financing, and access to capital, as well as other factors described in the Company’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

To supplement our financial results presented on a basis in conformity with generally accepted accounting principles in the United States (“GAAP”), we use the non-GAAP measure: Adjusted EBITDA which excludes from our GAAP net loss, interest, taxes, depreciation and amortization, as well as other significant expenses including stock-based compensation that we believe are helpful in understanding our past financial performance. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of ongoing operating results or that may be infrequent and/or unusual in nature. We exclude the nonoperating credit loss expenses and loss on debt exchanges as these costs were non-operational in nature and they are not indicative of our ongoing operational results. We also adjust for the effect of stock-based compensation expenses noting that such expenses will recur in future periods. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance internally excluding stock-based compensation expenses.

Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies. In this press release, we provided a reconciliation of non-GAAP Adjusted EBITDA to GAAP net loss, the most directly comparable GAAP financial measure.

Contacts

NEOV Investors

Bryan Baritot

Alliance Advisors IR

ir@neovolta.com

NEOV Media

Email: press@neovolta.com
Phone: 800-364-5464

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NEOVOLTA INC.

Consolidated Balance Sheets

	June 30,	June 30,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$22,201,975	$794,836
Restricted cash	3,150,000	–
Accounts receivable, net	2,945,468	2,983,841
Inventory, net	2,133,153	2,137,912
Prepaid expenses and other current assets (including prepaid inventory in amounts of $931,685 and $535,938, respectively)	2,145,487	748,044
Other current assets	272,280	–
Total current assets	32,848,363	6,664,633

Construction in progress	9,602,302	–
Property and equipment, net	323,804	–
Net property and equipment	9,926,106	–

Intellectual property (net of accumulated amortization of $333,859)	1,064,641	–

Other assets:
Lease right-of-use assets, net	8,082,546	140,540
Prepaid service fee under third party platform	1,631,944	–
Miscellaneous assets	84,347	–

Total assets	$53,637,947	$6,805,173

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable - other	$3,590,368	$689,216
Accounts payable - related party	233,910	–
Accrued liabilities	1,038,936	78,934
Lease liabilities	695,269	140,540
Short-term notes payable	1,120,000	2,603,223
Total current liabilities	6,678,483	3,511,913

Payable to line of credit lender	–	383,538
Lease liabilities	7,392,124	–
Total liabilities	14,070,607	3,895,451

Commitments and contingencies (Note 7)

Stockholders' equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 58,308,247 shares and 34,124,873 shares issued and outstanding, respectively	58,308	34,125
Additional paid-in capital	86,756,877	28,652,731
Accumulated deficit	(47,247,845)	(25,777,134)
Total stockholders' equity	39,567,340	2,909,722

Total liabilities and stockholders' equity	$53,637,947	$6,805,173

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NEOVOLTA INC.

Consolidated Statements of Operations

	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025

Revenues from contracts with customers	$13,460	$4,750,913	$13,332,953	$8,426,835
Cost of goods sold	(1,152,857)	(4,175,474)	(11,194,753)	(6,920,130)
Gross profit	(1,139,398)	575,439	2,138,199	1,506,705

Operating expenses:
General and administrative	7,974,994	1,929,423	18,347,045	6,065,590
Research and development	1,036,449	78,417	1,556,043	157,305
Depreciation and amortization	136,537	–	376,827	–
Total operating expenses	9,147,980	2,007,840	20,279,915	6,222,895

Loss from operations	(10,287,378)	(1,432,401)	(18,141,716)	(4,716,190)

Other income (expense):
Loss on debt exchanges	–	–	(1,266,030)	–
Interest expense	(22,097)	(217,372)	(667,741)	(320,417)
Nonoperating credit loss and other	(1,430,837)	–	(1,532,998)	–
Interest income	80,125	139	137,775	2,011
Total other income (expense)	(1,372,809)	(217,233)	(3,328,994)	(318,406)

Net loss	$(11,660,188)	$(1,649,634)	$(21,470,711)	$(5,034,596)

Weighted average shares outstanding - basic and diluted	47,896,780	34,124,873	39,294,032	33,589,818

Net loss per share - basic and diluted	$(0.24)	$(0.05)	$(0.55)	$(0.15)

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NEOVOLTA INC.

Consolidated Statements of Cash Flows

	Year Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(21,470,711)	$(5,034,596)
Adjustments to reconcile net loss to net cash used in operations:
Stock compensation expense	4,963,440	2,101,488
Loss on debt exchanges	1,266,030	–
Amortization of ROU asset	238,261	80,570
Depreciation and other amortization expense	411,550	–
Provision for expected credit losses/bad debt expense	4,580,554	(4,253)
Inventory obsolescence reserve	1,119,013	–
Changes in assets and liabilities
Accounts receivable	(3,005,031)	(1,630,876)
Inventory	(834,062)	41,864
Prepaid expenses and other current assets	(3,205,228)	(606,429)
Other long term assets	(84,347)	–
Accounts payable	498,386	683,900
Accrued expenses	505,735	23,150
Other changes, net	(175,160)	(80,570)
Net cash flows used in operating activities	(15,191,570)	(4,425,752)

Cash flows from investing activities:
Additions to construction in progress	(6,364,051)	–
Additions to other property & equipment	(767,272)	–
Additions to notes receivable	(1,500,000)	–
Net cash flows used in investing activities	(8,631,323)	–

Cash flows from financing activities:
Proceeds of public equity offerings	35,628,565	–
Proceeds of private equity offering	13,000,000	1,087,000
Borrowings under lines of credit	1,370,000	500,000
Repayments of lines of credit	(633,538)	(116,462)
Borrowings under short-term notes payable	6,697,612	5,106,343
Repayments of short-term notes payable	(7,597,341)	(2,503,120)
Prepayment of issuance costs for planned equity offering	(85,266)	–
Proceeds from exercise of common stock warrants	–	160,400
Net cash flows from financing activities	48,380,032	4,234,161

Net increase (decrease) in cash and restricted cash	24,557,139	(191,591)
Cash, restricted cash and cash equivalents at beginning of period	794,836	986,427

Cash, restricted cash and cash equivalents at end of period	$25,351,975	$794,836

Supplemental disclosures of cash flow information:
Cash paid for interest	$863,083	$136,580
Cash paid for income taxes	–	–
Cash paid for amounts included in operating lease liabilities	250,017	93,190
Supplemental disclosures of financing and investing activities:
Issuance of common stock for debt exchanges	$2,969,524	$–
Addition of assets for common stock	998,000	–
Right-of-use assets obtained for operating lease liabilities	8,184,869	221,110
Other equity contribution for services	568,800	–

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NEOVOLTA INC.

GAAP to Non-GAAP Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025

Net loss	$(11,660,188)	$(1,649,634)	$(21,470,711)	$(5,034,596)
Interest expense	22,097	217,372	667,741	320,417
Interest income	(80,125)	(139)	(137,775)	(2,011)
Depreciation and amortization	136,537	–	376,827	–
Share-based compensation	2,150,677	732,904	4,963,440	2,101,487
Loss on debt exchanges	–	–	1,266,030	–
Nonoperating credit loss and other	1,430,837	–	1,532,998	–
Adjusted EBITDA	(8,000,164)	(699,497)	(12,801,449)	(2,614,703)

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